UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BOXLIGHT CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of Annual Meeting of Shareholders

DATE AND TIME	VIRTUAL MEETING	RECORD DATE
Tuesday, May 23, 2023 at 11 am ET	This year’s meeting will be held online at: www.virtualshareholdermeeting.com/BOXL2023	April 3, 2023

ITEMS OF BUSINESS	BOARD VOTING RECOMMENDATION
Proposal No. 1: Elect seven (7) directors named in the attached Proxy Statement to serve until the 2024 annual meeting of shareholders	FOR each director nominee
Proposal No. 2: To ratify appointment of FORVIS, LLP as the Company’s independent accountants for the fiscal year ending December 31, 2023.	FOR
Proposal No. 3: To approve (on an advisory basis) the Company’s executive compensation.	FOR

Proposal No. 4: To grant the board of directors authority to amend the Company’s articles of incorporation to effect a reverse stock split in the range of two (2) and not more than ten (10) shares, into one share of Class A common stock at any time prior to July 2, 2023.

FOR
Proposal No. 5: To approve an amendment of the Company’s 2021 Equity Incentive Plan (the “Plan”) to increase the number of shares of Class A common stock available for issuance by 7,500,000 shares.	FOR
Proposal No. 6: To transact any other business as may properly be presented at the annual meeting or any adjournment thereof.	FOR

Shareholders will also consider such other business as may properly be presented before the Annual Meeting or any adjournment thereof.

This notice, Proxy Statement and voting instructions are being mailed to shareholders beginning on or about April [ ], 2023.

Your vote is important

Regardless of whether you plan to attend the live virtual meeting, we encourage you to vote as soon as possible in one of the following ways:

VIA THE INTERNET	BY TELEPHONE	BY MAIL	AT THE VIRTUAL MEETING
Visit the website listed on your proxy card	Call the telephone number on your proxy card	Sign, date, and return your proxy card in the enclosed envelope	Attend the Annual Meeting online at www.virtualshareholdermeeting.com/BOXL2023

Michael Pope
Chairman and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on Tuesday, May 23, 2023 at 11 am ET. Our Proxy Statement and annual report for the fiscal year ended December 31, 2022 on Form 10-K (the “Annual Report”) are available online on our website at www.boxlight.com.

PROXY SUMMARY	1
Meeting Information	1
Introduction of Director Nominees	3
Compensation Highlights	4
Board of Directors and Corporate Governance	5
Director Biographies	5
Board of Directors Diversity Matrix	7
Director Independence	9
Board Leadership Structure	9
Board Meetings and Committees	10
Considerations in Evaluating Director Nominees	12
Shareholder Recommendations for Nominations to the Board of Directors	12
Communications with the Board of Directors	12
Corporate Governance Guidelines and Code of Conduct and Ethics	12
Role of the Board of Directors in Risk Oversight	13
Director Compensation	13
PROPOSAL 1: ELECTION OF DIRECTORS	14
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	15
proposal 3: approval of the company’s executive compensation (advisory basis)	19
Proposal 4: Approval of Board of DirecTors Authorization to Effectuate Reverse Stock Split	20
Proposal 5: approval of AN amendment of the Company’s 2021 Equity Incentive Plan to increase the number of shares of Class A common stock available for issuance by 7,500,000 shares.	31
AUDIT COMMITTEE REPORT	34
EXECUTIVE COMPENSATION	35
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	42
RELATED PARTY TRANSACTIONS	43
QUESTIONS & ANSWERS ABOUT THE MEETING	44
OTHER MATTERS	50

Proxy Summary

About the Meeting

DATE AND TIME Tuesday, May 23, 2023 at 11 am ET VIRTUAL MEETING The Annual Meeting can be accessed virtually via the Internet by visiting www.virtualshareholdermeeting.com/BOXL2023		RECORD DATE April 3, 2023 STOCK EXCHANGE Boxlight’s common stock is listed on the Nasdaq Capital market under the symbol “BOXL.”
PROXY VOTING

Internet	Virtual Meeting	Phone	Mail
Visit the website listed on your proxy card	Attend the Annual Meeting online at www.virtualshareholdermeeting.com/BOXL2023	Call the telephone number on your proxy card	Sign, date, and return your proxy card in the enclosed envelope

BOXLIGHT CORPORATION	1

PROPOSAL 1: ELECTION OF DIRECTORS

The board of directors recommends that you vote FOR each director nominee. These individuals bring a range of relevant experiences and overall diversity of perspectives that is essential to good governance and leadership of our Company.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors recommends that you vote FOR the ratification of FORVIS, LLP. This firm is the successor to our prior audit firm, Dixon Hughes Goodman, LLP, following their merger with another firm on June 1, 2022. We believe the firm has sufficient knowledge and experience to provide our company with a wide range of accounting services that are on par with the best offered in the industry.

PROPOSAL 3: EXECUTIVE COMPENSATION

The board of directors recommends that you vote FOR the approval of the Company’s executive compensation plan, on an advisory basis. We believe the numbers that we have prepared are fair and in the best interest of the Company’s executives and shareholders alike.

PROPOSAL 4: AUTHORIZATION TO CONDUCT REVERSE STOCK SPLIT

The board of directors recommends that you vote FOR the approval of the Company’s board of directors effecting between a one-for-two and one-for-ten Reverse Stock Split and, following such determination, the Company filing an amended Articles of Incorporation with the State of Nevada to effectuate the Reverse Stock Split.

Proposal 5: To APPROVE an amendment of the Company’s 2021 Equity Incentive Plan (the “Plan”) to increase the number of shares of Class A Common Stock available for issuance under the Plan by 7,500,000 shares

The board of directors recommends that you vote FOR approving an the amendment of the company’s 2021 equity incentive plan so as to increase the shares available for issuance by 7,500,000 shares (the “Shares”). We anticipate the Shares will satisfy our equity incentive needs for the next two to three years. The Company views the availability of stock compensation as an increasingly important factor in attracting and retaining talent.

2	2023 PROXY STATEMENT

introduction to our Board of Directors

Name and Position	Age	Other Public Board Memberships	Committee Memberships
			Audit	Compensation	Nominating & Corporate Governance
MICHAEL POPE CHAIRMAN & CHIEF EXECUTIVE OFFICER OF THE COMPANY	42	Novo Integrated Sciences, Inc. Focus Universal, Inc.
James Mark Elliott NON-EXECUTIVE DIRECTOR	70
Tiffany Kuo NON-EXECUTIVE DIRECTOR	33
Rudolph F. Crew INDEPENDENT DIRECTOR	72		M	M	M
Dale Strang INDEPENDENT DIRECTOR	63		M	C	M
R. Wayne Jackson INDEPENDENT DIRECTOR	65		C
Charles P. Amos INDEPENDENT DIRECTOR	56			M	C

C = Chair   I   M = Member

BOXLIGHT CORPORATION	3

Compensation Highlights

WHAT WE DO

Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our board of directors has adopted written charters for each of these committees. Copies of the charters are available on our website at www.boxlight.com. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

WHAT WE DO NOT DO

●
We do not allow repricing of stock options without shareholder approval.
●
We do not provide change of control payments or gross-up of related excise taxes.
●
Dividend equivalents will not be paid unless vesting and performance conditions for restricted stock units (“RSUs”), to which such rights attach, are met.
●
We do not provide significant perquisites to our named executive officers.

4	2023 PROXY STATEMENT

Board of Directors and Corporate Governance

Below is biographical information about each of our directors:

Michael Pope. Mr. Pope was appointed by our board of directors on March 20, 2020 to serve as our Chief Executive Officer and Chairman. From July 2015 until November 2020, Mr. Pope also served as our president. He has been a director of our Company since September 18, 2014. Mr. Pope served as Managing Director at Vert Capital, a Los Angeles based merchant bank, and its affiliates from October 2011 to October 2016, managing portfolio holdings in the education, consumer products, technology and digital media sectors. Prior to joining Vert Capital, from May 2008 to October 2011, Mr. Pope was Chief Financial Officer and Chief Operating Officer for the Taylor Family in Salt Lake City, managing family investment holdings in consumer products, professional services, real estate and education. Mr. Pope also held positions including senior Securities and Exchange Commission (“SEC”) reporting at Omniture (Nasdaq: OMTR) and Assurance Associate at Grant Thornton. Mr. Pope holds an active CPA license and serves on the boards of various organizations including Focus Universal, Inc. (OTCQB: FCUV) and Novo Integrated Sciences, Inc. Mr. Pope earned his undergraduate and graduate degrees in accounting from Brigham Young University with academic honors. Our board of directors believes Mr. Pope’s industry experience, as well as his extensive finance and operations experience, uniquely position him to lead the Company through its next phase of growth.

James Mark Elliott. Mr. Elliott is a director on our board of directors, a position he has held since 2014. Mr. Elliot also serves as a consultant to provide sales, marketing, management and related consulting services to the Company. Prior to 2014, Mr. Elliot served as our Chief Commercial Officer from January, 2020 until January 2021. He previously served as our Chief Executive Officer from September 2014 until January 2020 and has served as a director since September 2014. From 2012 to date, Mr. Elliott has also served as the President of Genesis. From 2005 through 2012, he was the President of Promethean, Inc., a manufacturer and distributor of whiteboards and interactive learning devices and led the team that grew Promethean in the Americas from $5 million in revenue to $250 million, with over 1,300,000 interactive whiteboards installed around the world. Throughout his career, Mr. Elliott has held senior executive roles, including president, senior vice president or director roles with Apple Computer, Lawson Software, E3 Corporation, PowerCerv Technologies, Tandem Computers, and Unisys/Burroughs. Mr. Elliott received a BBA in Economics from the University of North Georgia and a Master of Science degree in Industrial Management from Georgia Institute of Technology. Based on Mr. Elliott’s position as the chief executive officer of both the Company and Genesis, and his executive level experience in interactive learning devices and computer technology industries, our board of directors believes that Mr. Elliott has the appropriate set of skills to serve as a member of our board of directors.

Tiffany Kuo. Ms. Kuo has been a director of our Company since September 18, 2014. From 2020 until Present, Ms. Kuo has been a Senior Venture Partner, Visiting GP at Pioneer Fund and from 2020 until Present has been a product manager at Microsoft Healthcare (AI and research). Prior to that, from 2011 until 2014 and then from 2018 until 2020, Ms. Kuo worked in various roles at Deloitte Consulting, LLP, in Houston, TX, where she served as a General Management Consultant in Strategy and Operations and later Manager, Life Sciences and Digital Health. Ms. Kuo graduated from Rice University with a Bachelor of Science and Master of Science in Electrical Engineering in 2011 and obtained an MBA from the Sloan Master of Business Administration Program at The Massachusetts Institute of Technology. We believe that Ms. Kuo’s experience in business strategy and operations adds value and insight to our board of directors.

BOXLIGHT CORPORATION	5

Rudolph F. Crew. Dr. Crew has been a director of our Company since April 1, 2015. Since August 2013, Dr. Crew has served as the president of Medgar Evers College. From July 2012 to July 2013, he was the chief education officer at Oregon Education Investment Board, overseeing the PK-16 system. From September 2011 to July 2012, Dr. Crew served as the president of K12 Division at Revolution Prep, a company that offers preparation courses for the SAT and ACT standardized achievement tests. Prior to that, from January 2009 to July 2013, he was a professor at USC Rossier School of Education, teaching graduate school courses. From January 2009 to September 2011, Dr. Crew also served as the president of Global Partnership Schools, an organization offers planning support services and collaborative programs to public schools and school districts. Dr. Crew received his bachelor’s degree in management from Babson College in 1972. He earned his master’s degree in urban education in 1973 and his doctoral degree in educational administration in 1978, both from the University of Massachusetts. We believe that Dr. Crew’s in-depth knowledge and extensive experience in education field make him a valuable member of our board of directors.

Dale Strang. Mr. Strang has been a director of our Company since August 10, 2017. He has served as a Senior Vice President of Media Strategy & Operations at Healthline Networks since 2015. Mr. Strang was President and Chief Executive officer of SpinMedia from 2013 to 2015. Mr. Strang was the Chief Executive Officer and President at Viximo from 2010 to 2012. Mr. Strang has over 25 years of media experience with successful businesses including IDG, Ziff-Davis and IGN/Fox Interactive. Mr. Strang has more than 18 years of experience in consumer technology and video game publishing, including 14 years at the senior management level. He served as Executive Vice President and General Manager, Media Division, of IGN Entertainment. In this position, he oversaw advertising sales, marketing and the production of editorial content for all IGN entertainment media properties. We believe Mr. Stang’s experience in business, advertising and marketing will add value and insight to our board of directors.

R. Wayne Jackson. Mr. Jackson has been a director of our Company since June 2020. From July 2015 to December 2019, Mr. Jackson served as the Chief Financial Officer of Secureworks Corp. Before joining Secureworks Corp., from May 2003 until June 2015, Mr. Jackson was a partner at PricewaterhouseCoopers, LLP, an independent registered public accounting firm (“PwC”). At PwC, Mr. Jackson was the lead engagement partner for a number of the firm’s largest public company clients before leaving the firm in June 2015. In addition, he served as the global leader of PwC’s Entertainment and Media Group from June 2004 through June 2007. Mr. Jackson also served at PwC in a variety of roles between July 1979 and January 2000, including a partner in its Entertainment, Media and Communications group from 1991 through 1999. From January 2000 to October 2002, Mr. Jackson was Chief Financial Officer and Senior Vice President of Concert Communications Services (“Concert”), a global joint venture created by AT&T Inc. and British Telecommunications plc, two global telecommunications companies. In his role as Chief Financial Officer of Concert, Mr. Jackson was responsible for all finance, treasury, budget, planning and forecast functions for the company. Mr. Jackson is a certified public accountant, and his experiences as an experienced CFO and partner at PwC qualify him as a financial expert.

Charles P. Amos. Mr. Amos has been a director of our Company since June 2020 and is a 30-year veteran of the education market and has served in a number of leadership and board positions over that time. Most recently Mr. Amos served as the CEO of GuideK12, a K-12 education focused data analytics company from June 2012 to February of 2020. GuideK12 was acquired by Forecast 5 in February of 2020. He has been CEO of The Amos Group since August of 2007. Prior to 2008, Mr. Amos served as the CEO and Chairman of Atomic Learning (now called Hoonuit), as well as serving in sales leadership positions at Apple and EdTech, LLC. Mr. Amos received a B.S. in Business with an emphasis on finance. Mr. Amos’ 30 years of experience in the US and international K-12 market and his long track record as a successful entrepreneur makes him ideally suited to and valued as a member of our board of directors.

6	2023 PROXY STATEMENT

BOARD DIVERSITY matrix

We believe that our board of directors should consist of individuals reflecting the diversity represented by our employees, customers, and the communities in which we operate. The below table provides information related to the composition of our board members and nominees. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Total Number of Directors: 7	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6	-	-
Part II: Demographic Background
African American or Black	-	1	-	-
Alaskan Native or Native American	-	-	-	-
Asian	1	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	5	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographics Background	-

BOXLIGHT CORPORATION	7

nominees for Director

Michael Pope Chief Executive Officer and Director	Age: 42 Director since: September 2014 Committees: N/A

James Mark Elliott Non-Executive Director	Age: 70 Director since: September 2014 Committees: N/A

Tiffany Kuo Non-Executive Director	Age: 33 Director since: September 2014 Committees: N/A

Rudolph F. Crew Independent Director	Age: 72 Director since: August 2015 Committees: Audit, Compensation, and Nominating & Corporate Governance

Dale Strang Independent Director	Age: 63 Director since: August 2017 Committees: Audit, Compensation (Chair), and Nominating & Corporate Governance

R. Wayne Jackson Independent Director	Age: 65 Director since: June 2020 Committees: Audit (Chair)

Nominating & Corporate Governance (Chair)
Charles P. Amos Independent Director	Age: 56 Director since: June 2020 Committees: Nominating & Corporate Governance (Chair)

8	2023 PROXY STATEMENT

Director Independence

There are no family relationships among any of our directors and executive officers. As of the date of this Proxy Statement, Dr. Rudolph F. Crew, Dale Strang, Charles P. Amos and R. Wayne Jackson are our independent directors. As a Nasdaq listed company, we believe that the foregoing directors satisfy the definition of “independent director” under Nasdaq Rule 5605(a)(2). In making this determination, our board of directors considered the relationships that each of these non-employee directors has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence. As required under applicable Nasdaq rules, we anticipate that our independent directors will meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session without the presence of non-independent directors and management.

Board Leadership Structure

Mr. Pope holds the positions of Chief Executive Officer and Chairman of the board of directors of the Company. The board of directors believes that Mr. Pope’s services as both Chief Executive Officer and Chairman of the board of directors is in the best interest of the Company and its shareholders. Mr. Pope possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us in our business and is thus best positioned to develop agendas that ensure that the board of directors’ time and attention are focused on the most critical matters relating to the Company’s business. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to our shareholders, employees and customers.

The board of directors has not designated a lead director. The independent directors can call and plan their executive sessions collaboratively and, between meetings of the board of directors, communicate with management and one another directly. Under these circumstances, the directors believe designating a lead director to take on responsibility for functions in which they all currently participate might detract from rather than enhance performance of their responsibilities as directors.

The board of directors receives regular reports from the Chief Executive Officer and members of senior management on operational, financial, legal and regulatory issues and risks. The Audit Committee of the board of directors additionally is charged under its charter with oversight of financial risk, including the Company’s internal controls, and it receives regular reports from management, the Company’s internal auditors and the Company’s independent auditors. Whenever a committee of the board of directors receives a report involving risk identification, risk management or risk mitigation, the chairman of the committee reports on that discussion, as appropriate, to the full board of directors during the next board meeting.

BOXLIGHT CORPORATION	9

Board Meetings and Committees

The board of directors held nine meetings and took five actions by written consent during 2022. During 2022, no director attended fewer than 75% of the meetings of the board of directors and board committees of which the director was a member.

It is the policy of the board of directors that all directors should attend the annual meetings in person or by teleconference.

AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING & CORPORATE GOVERNANCE COMMITTEE
R. Wayne Jackson (Chair) Dale Strang Rudolph F. Crew	Dale Strang (Chair) Charles P. Amos Rudolph F. Crew	Charles P. Amos (Chair) Rudolph F. Crew Dale Strang

Audit Committee. According to its charter, the Audit Committee is to consist of at least three members, each of whom shall be a non-employee director who has been determined by the board of directors to meet the independence requirements under Nasdaq rules, and also Rule 10A-3(b)(1) of the SEC, subject to the exemptions provided in Rule 10A-3(c). A copy of our Audit Committee charter is located under the “Corporate Governance” tab on our website at www.boxlight.com. At present, the Audit Committee members consist of Mr. Jackson, Mr. Strang and Dr. Crew. All members of the Audit Committee are independent directors. The Audit Committee will assist the board of directors by overseeing the performance of the independent auditors and the quality and integrity of our internal accounting, auditing and financial reporting practices. The Audit Committee is responsible for retaining (subject to shareholder ratification) and, as necessary, terminating the engagement of, the independent auditors, annually reviewing the qualifications, performance and independence of the independent auditors and the audit plan, fees and audit results, and pre-approving audit and non-audit services to be performed by the auditors and related fees. Our board of directors had previously determined Mr. Jackson meets the requirements of being an “audit committee financial expert,” as defined by the rules and regulations of the SEC, and, as a result, he serves as chair of the Audit Committee.

Compensation Committee. The Compensation Committee members are Mr. Strang, Mr. Amos and Dr. Crew, with Mr. Strang serving as chair of the Compensation Committee. The Compensation Committee makes recommendations to the board of directors concerning salaries and incentive compensation for our officers, including our principal executive officer, and employees and administers our stock option plans. A copy of our Compensation Committee charter is located under the “Corporate Governance” tab on our website at www.boxlight.com..

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee members are Mr. Amos, Dr. Crew and Mr. Strang, with Mr. Amos serving as chair of the Corporate Governance and Nominating Committee. All members of the Corporate Governance and Nominating Committee are independent directors. The Corporate Governance and Nominating Committee assists the board of directors in identifying qualified individuals to become board members, in determining the composition of the board of directors and in monitoring the process to assess board of directors effectiveness. A copy of our Corporate Governance and Nominating Committee charter is located under the “Corporate Governance” tab on our website at www.boxlight.com.

10	2023 PROXY STATEMENT

Audit Committee

MEMBERS	MEETINGS HELD IN 2022: 4
R. Wayne Jackson (Chair) Dale Strang Rudolph F. Crew
KEY RESPONSIBILITIES
●
Review and discuss the financial statements for the year ended.
●
Discuss with the Company’s independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended.
●
Review written disclosures and letters from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discuss with the independent accountant the independent accountant’s independence.

COMPENSATION Committee

MEMBERS	MEETINGS HELD IN 2022: 5
Dale Strang (Chair) Charles P. Amos Rudolph F. Crew
KEY RESPONSIBILITIES
●
Make recommendations to the board of directors concerning the salaries and incentive compensation for our officers, including our principal executive officer, and employees and also administers our stock option plan.

NOMINATING AND CORPORATE GOVERNANCE Committee

MEMBERS	MEETINGS HELD IN 2022: 1
Charles P. Amos (Chair) Rudolph F. Crew Dale Strang
KEY RESPONSIBILITIES
● Assist the board of directors in identifying qualified individuals to become board members, in determining the composition of the board of directors and in monitoring board effectiveness.

BOXLIGHT CORPORATION	11

Considerations in Evaluating Director Nominees

The board of directors is responsible for overseeing the Company’s business, in accordance with its fiduciary duty to the shareholders. This significant responsibility requires highly skilled individuals with various qualities, attributes and professional experience. There are general requirements for service on the board of directors that are applicable to directors and there are other skills and experience that should be represented on the board of directors as a whole but not necessarily by each director. The Corporate Governance and Nominating Committee considers the qualifications of director candidates individually and in the broader context of the board of directors’ overall composition and the Company’s current and future needs.

SHAREholder Recommendations for Nominations to the Board of Directors

We do not currently have a procedure by which shareholders may recommend nominees to the board of directors. Prior to the listing of our Class A common stock on Nasdaq, as a private company with a limited shareholder base, we did not believe that it was important to provide such a procedure. However, as a publicly traded Nasdaq company with the requirement to hold annual shareholder meetings, we may consider implementing such a policy in the future.

Communications with the Board of Directors

Shareholders can mail communications to the board of directors, c/o Secretary, Boxlight Corporation, 2750 Premiere Parkway, Suite 900, Duluth, Georgia 30097, who will forward the correspondence to each addressee.

BY EMAIL investor.relations@boxlight.com	BY WRITING 2750 Premiere Parkway, Suite 900 Duluth, Georgia 30097

Corporate Governance Guidelines and Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our Directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code will be made available on the Corporate Governance section of our website, which is located at www.boxlight.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

12	2023 PROXY STATEMENT

Role of the Board of Directors in Risk Oversight

Mr. Pope holds the positions of Chief Executive Officer and Chairman of the board of directors of the Company. The board of directors believes that Mr. Pope’s services as Chief Executive Officer and Chairman of the board of directors is in the best interest of the Company and its shareholders. Mr. Pope possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us in our business and is thus best positioned to develop agendas that ensure that the board of directors’ time and attention are focused on the most critical matters relating to the business. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to our shareholders, employees and customers.

Director Compensation

We reimburse all members of our board of directors for their direct out-of-pocket expenses incurred in attending meetings of our board of directors. This table summarizes the compensation paid to each of our non-executive directors and independent directors during the fiscal year ended December 31, 2022 who served in such capacity at any time during such fiscal year.

EQUITY COMPENSATION

	Fees Earned or	Stock
	Paid in Cash (1)	Awards (2)	Total
Name	($)	($)	($)
Rudolph F. Crew	-	75,000	75,000
James Mark Elliott	-	75,000	75,000
Dale Strang	5,000	75,000	80,000
Tiffany Kuo	-	75,000	75,000
Charles P. Amos	5,000	75,000	80,000
R. Wayne Jackson	5,000	75,000	80,000

(1)	The chairs of each of the audit committee, compensation committee and nomination committee receive $5,000 in cash.
(2)	Each director was granted 58,140 restricted stock units, which units automatically convert into an equal number of shares Class A common stock upon vesting, with vesting to occur in equal monthly installments over a one-year period commencing April 22, 2022.

BOXLIGHT CORPORATION	13

Proposal 1: Election of Directors

Board well to lead the Company in the best interest of shareholders. Board of Directors therefore recommends you vote “FOR” each of the nominees set forth below.
What am I voting on and how should I vote?

You are being asked to elect seven (7) directors at the Annual Meeting. Each of the directors elected at the Annual Meeting will commence their term at the end of the Annual Meeting and serve until the next Annual Meeting, until a successor has been elected and qualified, or until such director’s earlier resignation or removal.

We believe that each of the nominees brings a set of experience and qualifications that positions our board of directors well to lead the Company in the best interest of shareholders.

The board of directors therefore recommends you vote “FOR” each of the nominees set forth below.

Nominees

1.	Michael Pope (Chairman)
2.	James Mark Elliott
3.	Tiffany Kuo
4.	Rudolph F. Crew
5.	Dale Strang
6.	R. Wayne Jackson
7.	Charles P. Amos

Vote Required

A majority of the shares present in person or by proxy and entitled to vote at our 2023 Annual Meeting is required to approve Proposal No. 1.

14	2023 PROXY STATEMENT

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

What am I voting on and how should I vote?

You are being asked to ratify the appointment of FORVIS, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Although our governing documents do not require us to submit this matter to shareholders, the rules of the Nasdaq require that we submit this matter to a vote, and the board of directors also believes that asking shareholders to ratify the appointment of FORVIS, LLP is consistent with best practices in corporate governance.

We believe that FORVIS, LLP offers services on par with the best in their industry and is sufficiently qualified to conduct their duties as independent auditor.

The board of directors therefore recommends that you vote “FOR” the ratification of the appointment of FORVIS, LLP as Boxlight’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

The Company was notified by Dixon Hughes Goodman LLP ("DHG"), that DHG was merging with BKD, LLP ("BKD") on June 1, 2022, with their combined entities operating under the name FORVIS, LLP. The Audit Committee of the Company’s Board of Directors approved the engagement of FORVIS, LLP, the successor in the merger of DHG and BKD as the Company’s independent registered public accounting firm, effective  June 1, 2022, and FORVIS has served as our independent registered public accounting firm since such date.

DHG’s audit report on the consolidated financial statements of the Company for the year ended December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2021 and through June 2, 2022, the Company has not had any “disagreements” (as such term is defined in Item 304 of Regulation S-K) with DHG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of DHG, would have caused DHG to make reference to the subject matter of the disagreement in its reports on the Company’s consolidated financial statements for such periods.

BOXLIGHT CORPORATION	15

Fees Paid to the Independent Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by FORVIS, LLP for our fiscal years ended 2022 and 2021.

	2022	2021
	(In thousands)
Audit Fees [1]	$722,243	$637,500
Tax Fees [2]	$110,854	$147,940
Audit-related and Other Fees [3]	$34,862	$149,684
Total Fees	$867,959	$935,124

1.

Audit fees consist of fees for professional services rendered by the principal accountant for the audit of the Company’s annual financial statements and review of the financial statements included in the Company’s Form 10-Q and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

2.	Tax fees include the preparation of federal tax returns as well as tax planning and consultation on new tax legislation, regulations, rulings, and developments.
3.

Audit-related fees consist primarily of fees for assurance and related services by the accountant that are reasonably related to the performance of the audit or review of the Company’s financial statements.

16	2023 PROXY STATEMENT

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

In accordance with the SEC’s auditor independence rules, the Audit Committee has established the following policies and procedures by which it approves in advance any audit or permissible non-audit services to be provided to the Company by its independent auditor.

Prior to the engagement of the independent auditor for any fiscal year’s audit, management submits to the Audit Committee for approval lists of recurring audits, audit-related, tax and other services expected to be provided by the auditor during that fiscal year. The Audit Committee adopts pre-approval schedules describing the recurring services that it has pre-approved, and is informed on a timely basis, and in any event by the next scheduled meeting, of any such services rendered by the independent auditor and the related fees.

The fees for any services listed in a pre-approval schedule are budgeted, and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year. The Audit Committee will require additional pre-approval if circumstances arise where it becomes necessary to engage the independent auditor for additional services above the amount of fees originally pre-approved. Any audit or non-audit service not listed in a pre-approval schedule must be separately pre-approved by the Audit Committee on a case-by-case basis. Every request to adopt or amend a pre-approval schedule or to provide services that are not listed in a pre-approval schedule must include a statement by the independent auditors as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence.

The Audit Committee will not grant approval for:

●	any services prohibited by applicable law or by any rule or regulation of the SEC or other regulatory body applicable to the Company;
●	provision by the independent auditor to the Company of strategic consulting services of the type typically provided by management consulting firms; or
●	the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the tax treatment of which may not be clear under the Internal Revenue Code and related regulations and which it is reasonable to conclude will be subject to audit procedures during an audit of the Company’s financial statements.

Subject to certain exceptions, tax services proposed to be provided by the auditor to any director, officer or employee of the Company who is in an accounting role or financial reporting oversight role must be approved by the Audit Committee on a case-by-case basis where such services are to be paid for by the Company, and the Audit Committee will be informed of any services to be provided to such individuals that are not to be paid for by the Company.

In determining whether to grant pre-approval of any non-audit services in the “all other” category, the Audit Committee will consider all relevant facts and circumstances, including the following four basic guidelines:

●	whether the service creates a mutual or conflicting interest between the auditor and the Company;
●	whether the service places the auditor in the position of auditing his or her own work;
●	whether the service results in the auditor acting as management or an employee of the Company; and
●	whether the service places the auditor in a position of being an advocate for the Company.

BOXLIGHT CORPORATION	17

Vote Required

A majority of the shares present in person or by proxy and entitled to vote at our 2023 Annual Meeting is required to approve Proposal No. 2.

18	2023 PROXY STATEMENT

Proposal 3: Advisory Vote on Executive Compensation

(“Say-on-Pay”)

What am I voting on and how should I vote?

This proposal gives our shareholders the opportunity to vote to approve, on an advisory, non-binding basis, in accordance with Section 14A of the Exchange Act, the compensation of our Named Executive Officers, or NEOs, as disclosed in this Proxy Statement. At our Annual Meeting of Shareholders held on October 10, 2022 (the “2022 Annual Meeting”), a majority of the votes cast on the say-on-pay proposal were cast “For” the approval of the compensation of our NEOs. We are once again asking that you approve the compensation of our NEOs as set forth below.

The board of directors therefore recommends you vote “FOR” the Resolution that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation, compensation tables, and narrative discussions to be hereby APPROVED.

Approval on an advisory basis of the compensation of our named executive officers is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the 2023 Annual Meeting in order to be approved.

THE TEXT OF THE RESOLUTION IN RESPECT OF PROPOSAL 3 IS AS FOLLOWS:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in this Proxy Statement in the section entitled “Executive Compensation,” including the compensation tables and narrative discussions set forth therein.”

ADVISORY VOTE ONLY

This vote is advisory and therefore not binding on the Company, the Compensation Committee or the board of directors. However, the Compensation Committee will consider the outcome of this vote when considering future executive compensation arrangements. Abstentions and broker non-votes will have no effect on the vote on this proposal.

BOXLIGHT CORPORATION	19

Proposal 4: Approve providing discretionary authority to the board of directors to effect a Reverse Stock Split of our Class A common stock

What am I voting on and how should I vote?

We are seeking shareholder approval to grant the board of directors the discretionary authority to amend the Company’s Articles of Incorporation in order to effect a Reverse Stock Split of the issued and outstanding shares of our Class A common stock, par value $0.0001 per share, with such authorization to allow for a stock split ratio of between one share of Class A common stock for every two (2) shares of Class A common stock or one share of Class A common stock for every ten (10) shares of Class A common stock.

The board of directors therefore recommends you vote “FOR” authorizing the board of directors to conduct a Reverse Stock Split of the Company’s Class A common stock, in such amount as may be determined by the board of directors.

Background and Proposed Amendment

We are seeking shareholder approval to grant the board of directors discretionary authority to amend the Company's Certificate of Incorporation to effect a Reverse Stock Split of the issued and outstanding shares of our Class A common stock, par value $0.0001 per share, with such split to combine a whole number of outstanding shares of our Class A common stock in a range of not less than two (2) shares and not more than ten (10) shares, into one share of Class A common stock at any time prior to July 2, 2023 (the “Reverse Split Proposal”).

Presently, the Company has 150,000,000 shares of Class A common stock and 50,000,000 shares of preferred stock authorized, of which there are 74,977,702 shares of Class A common stock, 167,972 Series A preferred stock, 1,586,620 shares of Series B preferred stock and 1,320,850 shares of Series C preferred stock outstanding. The amendment to our Articles of Incorporation will not change the number of authorized shares of Class A common stock, preferred stock, including our issued and outstanding Series A, Series B and Series C preferred stock, or the relative voting power of our shareholders.

20	2023 PROXY STATEMENT

We are only seeking a Reverse Stock Split of our Class A common stock and no other class of common or preferred stock. Because the number of authorized shares will not be reduced, the number of authorized but unissued shares of our Class A common stock will materially increase and will be available for reissuance by the Company. The Reverse Stock Split, if effected, would affect all of our holders of Class A common stock uniformly.

The board of directors unanimously approved, and recommended seeking shareholder approval of this Reverse Split Proposal on April 5, 2023.

Even if the shareholders approve the Reverse Split Proposal, we reserve the right not to effect any Reverse Stock Split if the board of directors does not deem it to be in the best interests of our shareholders. The board of directors believes that granting this discretion provides the board of directors with maximum flexibility to act in the best interests of our shareholders. If this Reverse Split Proposal is approved by the shareholders, the board of directors will have the authority, in its sole discretion and without further action by the shareholders, to effect a Reverse Stock Split.

The board of director's decision as to “whether and when” to effect the Reverse Stock Split will be based on a number of factors, including prevailing market conditions, existing and expected trading prices for our Class A common stock, actual or forecasted results of operations, and the likely effect of such results on the market price of our Class A common stock.

Following a Reverse Stock Split, the number of our outstanding shares of Class A common stock will be significantly reduced. A reverse stock split will also affect our outstanding stock options, restricted stock units and shares of Class A common stock issued under the Company's Amendment No. 2 to the 2014 Equity Incentive Plan and the 2021 Equity Incentive Plan (together, the “Plans”), and the number of shares into which the Series B and Series C preferred stock will ultimately be converted into. Under these Plans, the number of shares of Class A common stock deliverable upon exercise, grant or conversion must be appropriately adjusted and appropriate adjustments must be made to the per share purchase price of each grant or conversion to reflect the effects of the Reverse Stock Split.

The primary reason for the proposed Reverse Stock Split is to ensure our continued listing on The Nasdaq Capital Market. As such, the Reverse Stock Split is not being proposed in response to any effort of which we are aware to accumulate our shares of Class A common stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our board of directors or our shareholders.

There are certain risks associated with a Reverse Stock Split, and we cannot accurately predict or assure the Reverse Stock Split will produce or maintain the desired results (for more information on the risks see the section below entitled “Certain Risks Associated with a Reverse Stock Split”). However, our board of directors believes that the benefits to the Company and our shareholders outweigh the risks and recommends that you vote in favor of granting the board of directors the discretionary authority to effect a Reverse Stock Split.

Reasons for the Reverse Stock Split

The primary purpose for effecting the Reverse Stock Split, should the board of directors choose to effect one, would be to increase the per share price of our Class A common stock and allow us to maintain our listing on the Nasdaq Stock Market LLC’s Nasdaq Capital Market (“Nasdaq”).

BOXLIGHT CORPORATION	21

Continued Listing Requirements of the Nasdaq

Our Class A common stock is listed on the Nasdaq under the ticker symbol “BOXL.” On July 5, 2022,  Nasdaq provided notice (the “Nasdaq Notice”) to the Company that the decline in the share price of the Company's Class A common stock has caused us to be out of compliance with one of Nasdaq’s continued listing standards necessary to maintain listing. Section 5550(a)(2) of Nasdaq’s Listed Company Manual requires the average closing price of a listed company's common stock to be at least $1.00 per share over a consecutive 30 trading-day period to comply with the Nasdaq continued listing standards (the “Nasdaq Listing Standards”). Nasdaq granted us an initial 180-day period with which to regain compliance with the Nasdaq Listing Standards.

Under Nasdaq’s rules, in order to regain compliance with the listing standard, if at any time during the Compliance Period, the Company’s Class A common stock trades at a minimum of $1.00 per share for ten consecutive trading days, we will have regained compliance. However, pursuant to the Nasdaq Notice, should we be required to conduct a reverse stock split in order to regain compliance, such reverse stock split must be completed by no later than 10 days prior to the end of the compliance period, or June 23, 2023. In addition, we are required to ensure that we meet all other Nasdaq Listing Standards at such time, as well.

As a result, at such time, we are required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and we need to provide written notice of our intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If so required in order to maintain compliance with the Nasdaq listing standards, the board of directors currently intends to effect the Reverse Stock Split on or before June 23, 2023, or such later date that Nasdaq determines, in order to regain compliance with the Minimum Bid Price Requirement.

In the event we are unable to regain compliance with the Minimum Bid Price Requirement in the requisite time frame, we believe that the Reverse Stock Split is our best option to meet the criteria to satisfy the minimum per share bid price requirement for continued listing on The Nasdaq Capital Market. A decrease in the number of outstanding shares of our Class A common stock resulting from the Reverse Stock Split should, absent other factors, assist in ensuring that the per share market price of our Class A common stock remains above the requisite price for continued listing. However, we cannot provide any assurance that our minimum bid price would remain over the minimum bid price requirement of The Nasdaq Capital Market following the Reverse Stock Split.

Certain Risks Associated with a Reverse Stock Split

Even if a Reverse Stock Split is effected, some or all of the expected benefits discussed above may not be realized or maintained. The market price of our Class A common stock will continue to be based, in part, on our performance and other factors unrelated to the number of shares outstanding.

The Reverse Stock Split will reduce the number of outstanding shares of our Class A common stock without reducing the number of shares of available but unissued Class A common stock, which will also have the effect of increasing the number of authorized but unissued shares. The issuance of additional shares of our Class A common stock may have a dilutive effect on the ownership of existing shareholders.

The current economic environment in which we operate, the substantial debt we carry and other risks which affect our ability to operate as a going concern, along with otherwise volatile equity market conditions, could limit our ability to raise new equity capital in the future.

22	2023 PROXY STATEMENT

Principal Effects of a Reverse Stock Split

If our shareholders approve this Reverse Split Proposal and the board of directors elects to effect a Reverse Stock Split, our issued and outstanding shares of Class A common stock could decrease by as much as up to approximately one share of Class A common stock for every ten (10) shares of Class A common stock currently outstanding. The Reverse Stock Split would be effected simultaneously for all of our Class A common stock, and the exchange ratio would be the same for all shares of Class A common stock. The Reverse Stock Split would affect all of our shareholders uniformly and would not affect any shareholder's percentage ownership interests in the Company, except to the extent that it results in a shareholder receiving cash in lieu of fractional shares. The Reverse Stock Split would not affect the relative voting or other rights that accompany the shares of our Class A common stock, except to the extent that it results in a shareholder receiving cash in lieu of fractional shares. Class A common stock issued pursuant to the Reverse Stock Split would remain fully paid and non-assessable. The Reverse Stock Split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have no current plans to take the Company private. Accordingly, a Reverse Stock Split is not related to a strategy to do so.

In addition to the change in the number of shares of Class A common stock outstanding, a Reverse Stock Split would have the following effects:

Increase the Per Share Price of our Class A common stock - By effectively condensing a number of pre-split shares into one share of Class A common stock, the per share price of a post-split share is generally greater than the per share price of a pre-split share. The amount of the initial increase in per share price and the duration of such increase, however, is uncertain. If appropriate circumstances exist, the board of directors may utilize the Reverse Stock Split as part of its plan to maintain the required minimum per share price of the Class A common stock under the Nasdaq listing standards noted above.

Increase in the Number of Shares of Class A Common Stock Available for Future Issuance - By reducing the number of shares outstanding without reducing the number of shares of available but unissued Class A common stock, a Reverse Stock Split will increase the number of authorized but unissued shares. The board of directors believes the increase is appropriate for use to fund the future operations of the Company. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.

BOXLIGHT CORPORATION	23

The following table contains approximate information relating to our common stock, based on share information as of April 3, 2023:

	Current	After Reverse Stock Split if 1:2 Ratio is Selected	After Reverse Stock Split if 1:10 Ratio is Selected
Authorized Class A common stock	150,000,000	150,000,000	150,000,000
Class A common stock issued and outstanding	74,977,702	37,488,851	7,497,770
Class A common stock issuable upon exercise of outstanding stock options	3,915,877	1,957,939	391,588
Class A common stock issuable upon vesting of outstanding Restricted Stock Units	2,552,769	1,276,385	255,277
Class A common stock issuable upon exercise of outstanding warrants	10,715,075	5,357,538	1,071,508
Class A common stock issuable upon conversion of outstanding Series B Preferred Stock*	9,557,952	4,778,976	955,795
Class A common stock issuable upon conversion of outstanding Series C preferred Stock*	7,956,928	3,978,464	795,693

*the Series B and Series C preferred stock is not convertible until January 1, 2024 and January 1, 2026, respectively, if at all, and may instead be subject to redemption.

Although a Reverse Stock Split would not have any dilutive effect on our shareholders, a Reverse Stock Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance, giving our board of directors an effective increase in the authorized shares available for issuance, at its discretion. Our board of directors from time to time may deem it to be in the best interests of the Company and our shareholders to enter into transactions and other ventures that may include the issuance of shares of our Class A common stock. If our board of directors authorizes the issuance of additional shares subsequent to the Reverse Stock Split described above, the dilution to the ownership interest of our existing shareholders may be greater than would occur had the Reverse Stock Split not been effected. Many stock issuances not involving equity compensation do not require shareholder approval, and our board of directors generally seeks approval of our shareholders in connection with a proposed issuance only if required at that time.

24	2023 PROXY STATEMENT

Require Adjustment to Currently Outstanding Securities Exercisable or Convertible into Shares of our Class A common stock - A Reverse Stock Split would effect a reduction in the number of shares of Class A common stock issuable upon the exercise or conversion of our outstanding stock options, restricted stock units, convertible preferred stock and warrants in proportion to the Reverse Stock Split ratio. Additionally, the exercise price of outstanding options and exercise price of our warrants would increase, likewise in proportion to the Reverse Stock Split ratio.

Require Adjustments to Number of Shares of Class A Common Stock Available for Future Issuance under our Equity Incentive Plans - In connection with any reverse split, our board of directors would also make a corresponding reduction in the number of shares available with respect to options, restricted stock units and other forms of incentive equity granted under our Amended and Restated 2014 Equity Incentive Plan and our 2021 Equity Incentive plan so as to avoid the effect of increasing the value of options previously granted.

In addition, a Reverse Stock Split may result in some shareholders owning “odd lots” of less than 100 shares of Class A common stock, which may be more difficult to sell and may cause those holders to incur greater brokerage commissions and other costs upon sale.

Authorized Shares of Class A Common Stock

The Reverse Split Proposal will not change the number of authorized shares of Class A common stock but will increase the number of authorized shares available for future issuance for corporate needs such as equity financing, retirement of outstanding indebtedness, stock splits and stock dividends, employee benefit plans, or other corporate purposes as may be deemed by the board of directors to be in the best interests of the Company and its shareholders. The board of directors believes the increase in available shares for future issuance is appropriate to fund the future operations of the Company. It will also provide the Company with greater flexibility to respond quickly to advantageous business opportunities. However, we may from time to time explore opportunities to make acquisitions through the use of either common or preferred stock. As a result, the Company's current number of authorized shares of Class A common stock may enable the Company to better meet its future business needs.

We believe that the current amount of authorized Class A common stock will make a sufficient number of shares available, should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. The current capital will provide the board of directors with the ability to issue additional shares of stock without further vote of the shareholders of the Company, except as provided under Nevada corporate law, under Nasdaq rules, or under the rules of any national securities exchange on which shares of stock of the Company are then listed.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Reverse Split Proposal is approved by our shareholders, our board of directors, in its sole discretion, will determine whether such an action is in the best interests of the Company and our shareholders, taking into consideration the factors discussed above. If our board of directors believes that a Reverse Stock Split is in our best interests and the best interest of our shareholders, our board of directors will then implement the Reverse Stock Split.

BOXLIGHT CORPORATION	25

We would then file a certificate of amendment to our Articles of Incorporation with the Secretary of the State of Nevada at such time as our board of directors had determined as the appropriate effective time for the Reverse Stock Split to effect the Reverse Stock Split. The certificate of amendment would add a new provision providing that holders of our Class A common stock immediately prior to the filing of the amendment will receive one share of Class A common stock for each number of shares selected by the board of directors, pursuant to the terms of the Reverse Stock Split. A copy of the proposed amendment is attached to this Proxy Statement as Appendix A and is considered a part of this Proxy Statement. Upon the filing of the certificate of amendment, and without any further action on the part of the Company or our shareholders, the issued shares of Class A common stock held by shareholders of record as of the effective date of the Reverse Stock Split would be converted into a lesser number of shares of Class A common stock calculated in accordance with the Reverse Stock Split ratio of not less than one-for-two (1:2) or not more than one-for-ten (1:10), as selected by our board of directors and set forth in the certificate of amendment.

For example, if a shareholder presently holds 100 shares of our Class A common stock, he or she would hold 50 shares of Class A common stock following a one-for-two reverse stock split, or 10 shares of Class A common stock following a one-for-ten reverse stock split, in each case with an additional amount of cash in lieu of fractional shares as described below under “-Fractional Shares.” Beginning on the effective date of the split, each certificate representing pre-split shares would be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the Reverse Stock Split, shareholders would be notified that the Reverse Stock Split had been effected.

Effect on Beneficial Holders (i.e., Shareholders Who Hold in “Street Name”)

Upon the Reverse Stock Split, we intend to treat Class A common stock held by shareholders in “street name,” through a bank, broker or other nominee, in the same manner as shareholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their customers holding Class A common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse Stock Split. If you hold shares of Class A common stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders (i.e., Shareholders That are Registered on the Transfer Agent's Books and Records but do not Hold Certificates).

Some of our registered holders of Class A common stock may hold some or all of their shares electronically in book-entry form with our transfer agent, VStock Transfer, LLC. These shareholders do not have stock certificates evidencing their ownership of Class A common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a shareholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares or fractional shares, if applicable. If a shareholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the shareholder's address of record indicating the number of shares (including fractional shares) of Class A common stock held following the Reverse Stock Split.

26	2023 PROXY STATEMENT

Effect on Certificated Shares

Upon the Reverse Stock Split our transfer agent will act as our exchange agent and assist holders of Class A common stock in implementing the exchange of their certificates.

Commencing on the effective date of a Reverse Stock Split, shareholders holding shares in certificated form will be sent a transmittal letter by our transfer agent. The letter of transmittal will contain instructions on how a shareholder should surrender his or her certificates representing Class A common stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole post-Reverse Stock Split Class A common stock, as applicable (“New Certificates”). No New Certificates will be issued to a shareholder until that shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No shareholder will be required to pay a transfer or other fee to exchange Old Certificates. The letter of transmittal will contain instructions on how you may obtain New Certificates if your Old Certificates have been lost. If you have lost your certificates, you will have to pay any surety premium and the service fee required by our transfer agent.

Until surrendered, we will deem outstanding Old Certificates held by shareholders to be canceled and only to represent the number of whole shares to which these shareholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of shares, will automatically be exchanged for New Certificates.

Shareholders should not destroy any stock certificates and should not submit any certificates until requested to do so by the transfer agent. Shortly after the Reverse Stock Split the transfer agent will provide registered shareholders with instructions and a letter of transmittal for converting Old Certificates into New Certificates. Shareholders are encouraged to promptly surrender Old Certificates to the transfer agent (acting as exchange agent in connection with the Reverse Stock Split) in order to avoid having shares become subject to escheat laws.

Fractional Shares

The Company does not intend to issue fractional shares in the event that a shareholder owns a number of shares of Class A common stock that is not evenly divisible by the Reverse Stock Split ratio. If the Reverse Stock Split is effected, each fractional share of Class A common stock will be:

•	rounded up to the nearest whole share of Class A common stock after all of the fractional interests of a holder have been aggregated, if such shares of Class A common stock are held directly; or

•

rounded down to the nearest whole share of Class A common stock, if such shares are subject to an award granted under the Incentive Plan, in order to comply with the requirements of Sections 409A and 424 of the Code.

BOXLIGHT CORPORATION	27

Accounting Matters

If the Reverse Stock Split is effected, the par value per share of our Class A common stock will remain unchanged at $0.001. Accordingly, on the effective date of the Reverse Stock Split, the stated capital on the Company’s consolidated balance sheets attributable to our Class A common stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our shareholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of Class A common stock outstanding. The Class A common stock held in treasury will be reduced in proportion to the Reverse Stock Split ratio. The Company does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.

Potential Anti-Takeover Effect

Even though a potential Reverse Stock Split would result in an increased proportion of unissued authorized shares to issued shares, which could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction for the combination of us with another company), the Reverse Split Proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our Class A common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to our board of directors and our shareholders.

No Appraisal Rights

Our shareholders are not entitled to appraisal rights with respect to a Reverse Stock Split, and we will not independently provide shareholders with any such right.

Federal Income Tax Consequences of a Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split. This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to shareholders in light of their particular circumstances. This discussion is based on the Code and current Treasury Regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

All shareholders are urged to consult with their own tax advisors with respect to the tax consequences of the Reverse Stock Split. This discussion does not address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, partnerships, nonresident alien individuals, broker-dealers and tax-exempt entities, persons holding shares as part of a straddle, hedge, conversion transaction or other integrated investment, U.S. holders (as defined below) subject to the alternative minimum tax or the unearned income Medicare tax and U.S. holders whose functional currency is not the U.S. dollar. This summary also assumes that the pre-Reverse Stock Split shares of Class A common stock were, and the post-Reverse Stock Split shares of Class A common stock will be, held as a “capital asset,” as defined in Section 1221 of the Code.

28	2023 PROXY STATEMENT

As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:

•a citizen or resident of the United States;

•	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•

a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

In general, no gain or loss should be recognized by a shareholder upon the exchange of pre-Reverse Stock Split Class A common stock for post-Reverse Stock Split Class A common stock. The aggregate tax basis of the post-Reverse Stock Split Class A common stock should be the same as the aggregate tax basis of the pre-Reverse Stock Split Class A common stock exchanged in the Reverse Stock Split. A shareholder’s holding period in the post-Reverse Stock Split common stock should include the period during which the shareholder held the pre-Reverse Stock Split Class A common stock exchanged in the Reverse Stock Split.

As noted above, we will not issue fractional shares of Class A common stock in connection with the Reverse Stock Split. In certain circumstances, shareholders who would be entitled to receive fractional shares of Class A common stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole post-Reverse Stock Split share of Class A common stock. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share of Class A common stock is not clear.

The tax treatment of a shareholder may vary depending upon the particular facts and  circumstances of such shareholder. Each shareholder is urged to consult with such shareholder’s own tax advisor with respect to the tax consequences of the Reverse Stock Split.

Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Reverse Split Proposal except to the extent of their ownership of shares of our Class A common stock and their interest in preserving the Company’s Nasdaq listing.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to abandon a Reverse Stock Split without further action by our shareholders at any time before the effectiveness of the filing with the Secretary of the State of Nevada of the certificate of amendment to our Articles of Incorporation, even if the authority to effect a Reverse Stock Split has been approved by our shareholders at the Annual Meeting. By voting in favor of a Reverse Stock Split, you are expressly also authorizing the board of directors to delay, not to proceed with, and abandon, a Reverse Stock Split if it should so decide, in its sole discretion, that such action is in the best interests of the shareholders.

BOXLIGHT CORPORATION	29

Vote Required

The approval of the Reverse Split Proposal requires the affirmative “FOR” vote of the majority of the voting power of the outstanding shares of Class A common stock entitled to vote on the proposal, voting together as a single class. The failure to vote on the Reverse Split Proposal will have the same effect as a vote against the proposal. An abstention will have the same effect as a vote against the Reverse Split Proposal. A vote on this proposal will be considered a “routine” matter. Therefore, we do not expect any broker non-votes on this proposal and a failure to instruct your broker, bank or other nominee on how to vote your shares will not necessarily count as a vote against this proposal.

board Recommendation

The board of directors unanimously recommends you vote “FOR” the Reverse Split Proposal.

30	2023 PROXY STATEMENT

Proposal 5: To approve an amendment to the Company’s 2021 Equity Incentive Plan (the “Plan”) to increase the number of shares of Class A common stock available for issuance by 7,500,000 shares

What am I voting on and how should I vote?

We are seeking shareholder approval to an amendment to the Company’s 2021 Equity Incentive Plan to increase shares available for grant under the Plan by 7,500,000 shares. We believe this would be enough shares to satisfy our equity incentive grant needs for the next approximately three years.

The board of directors therefore recommends you vote “FOR” approving the amendment to the Company’s 2021 Equity Incentive Plan so as to increase the shares available for issuance by 7,500,000 shares.

Summary and Purpose of the Amendment to 2021 Equity Incentive Plan

The board of directors has voted to amend the 2021 Equity Incentive Plan (the “Plan”) to increase the number of shares of Class A common stock authorized for issuance under the Plan by an additional 7,500,00 shares of Class A common stock (the “Shares”). The Plan, as originally approved in 2021, authorized a total of 5,000,000 shares for issuance, all of which have been awarded over the past three years in the form of restricted stock units or options. As such, at present, there are no shares available for issuance under the plan and the increase in authorized Shares is necessary to make enough shares available for issuance under the Plan to cover planned stock incentive grants to our executive officers, directors, employees and consultants. We anticipate the Shares will satisfy our equity incentive needs for the next two to three years.

BOXLIGHT CORPORATION	31

Increase in Number of Authorized Shares

The total number of underlying shares of the Company’s Class A common stock available for grant to directors, officers, key employees, and consultants of the Company or a subsidiary of the Company under the Plan is presently 5,000,000 shares. At present, we have issued a total of 6,199,231 shares under the Plan, such that we are now 1,199,231 shares over the authorized share number, and thus the Company needs to increase the number of shares available for issuance.

The board of directors believes that the Company’s success depends in large part on its ability to attract, retain, and motivate its executive officers and other key personnel and that grants of awards under the Plan may be a significant element of compensation for such persons. The board of directors believes that the proposed increase in the number of shares of Class A common stock available for issuance as provided in the Plan, as amended, will provide the Compensation Committee with greater flexibility in the administration of the Plan and is appropriate in light of the growth of the Company in order to attract and retain key individuals. Following the proposed increase, the total authorized number of shares under the Plan will be 12,500,000 shares, which represents approximately 17% of the issued and outstanding shares of Class A common stock of the Company as of the date hereof.

On April 5, 2023, the board of directors approved amendment to the Plan to make available for the issuance of up to an additional 7,500,000 shares for grants to directors, officers and employees, which amount would represent approximately 10% or our outstanding Class A common stock, assuming all 7,500,000 shares were issued and exercised under the Plan. The Company views the availability of stock compensation as an increasingly important factor in attracting and retaining talent.

The amendment to the Plan is attached as Appendix B to this Proxy Statement.

Awards to be Granted to Certain Individuals and Groups

As of the date hereof, the Company cannot determine the benefits or amounts that will be received by or allocated to any individual or group resulting from the approval of the amendment to the Plan.

Equity Compensation Plan Information

The following table provides information as of December 31, 2022 about our equity compensation plans and arrangements.

Securities
	Number of		Remaining Available for
	Securities to be	Weighted Average	Future Under
	Issued upon Exercise	Exercise Price	Equity Compensation
	of Outstanding	of Outstanding	Plans (excluding
	Options, Awards,	Options, Warrants	securities reflected
	and Rights(1)	and Rights	in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,383,586		2,293,933
Equity compensation plans not approved by security holders	983,321		—
Total	6,366,907	$1.61	2,293,933
1.)	Includes 2,725,400 equity incentive grants issued to Sahara employees in conjunction with our acquisition of Sahara Presentation Systems.

32	2023 PROXY STATEMENT

A vote of a majority of shares present in person or by proxy at such meeting and entitled to vote is required to approve Proposal No. 5.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE

AMENDMENT TO THE COMPANY’S 2021 EQUITY INCENTIVE PLAN.

BOXLIGHT CORPORATION	33

Audit Committee Report

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

With respect to the audit of Company’s financial statements for the year ended December 31, 2022, the Audit Committee:

●	has reviewed and discussed the audited financial statements with management;
●	has discussed with the Company’s independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and
●	has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Respectfully submitted by the members of the audit committee of the board of directors:

R. Wayne Jackson (Chair)

Dale Strang

Rudolph F. Crew

34	2023 PROXY STATEMENT

Executive Compensation

Summary Compensation Table

The following table sets forth information regarding the compensation of our named executive officers for the years ended December 31, 2022 and December 31, 2021:

			Bonus	Stock	Option
Name and		Salary	Awards	Awards	Awards	Total
Principal Position	Year	($)	($)	($)	($)	($)
Michael Pope(1)(2)	2022	387,500	201,250	180,000	420,000	1,188,750
Chief Executive	2021	300,000	300,000	2,468,191	-	3,068,178
Officer
Mark Starkey(3)	2022	256,328	124,292	116,000	-	496,620
President	2021	280,351	188,692	332,000	-	469,313

Henry Nance(4)	2022	253,750	150,000	116,000	-	519,750
Chief Operating Officer	2021	250,000	300,000	-	-	379,022

Greg Wiggins(5)	2022	104,167	37,500	-	101,250	242,917
Chief Financial	2021	-	-	-	-	-
Officer
Patrick Foley(6)	2022	167,894	51,943	-	-	219,837
Former Chief	2021	274,203	120,249	-	-	394,027
Financial Officer
Takesha Brown(6)	2022	-	-	-	-	-
Former Chief	2021	14,152	-	-	-	14,152
Financial Officer
Shaun Marklew(7)	2022	251,283	82,861	116,000	-	450,144
Chief Technology	2021	274,367	120,249	-	-	394,616
Officer

1.)	Mr. Pope was appointed to the position of Chief Executive Officer and Chairman on March 20, 2020. He has served as an executive officer since July 15, 2015 and a director since September 18, 2014. On March 20, 2021, the Company granted Mr. Pope 875,245 restricted stock units that vest over a one-year period and had an aggregate fair value of approximately $2,500,000.
2.)	Mr. Pope’s bonus for calendar year 2020 was paid in 2021 and Mr. Pope’s 2021 bonus was paid in August 2022.
3.)	Mr. Starkey was appointed as President of the Company in November 2020. Prior to that, Mr. Starkey had served as President of Sahara from February 2020 until November 2020 and Senior Director, EMEA and head of Sales Strategy for Western Europe at Dell and EMC from October 2015 through February 2020.
4.)	Mr. Nance was appointed Chief Operating Officer in September, 2014 and served as our President from September 2014 until July 2015. Mr. Nance has served in various roles with the Company since 1999.
5.)	Mr. Wiggins was appointed Chief Financial Officer in July, 2022, replacing Mr. Foley, whose previously announced resignation was effective at the same time. Mr. Foley’s resignation was for personal reasons and not as the result of disagreements between Mr. Foley and the Company on any matter relating to the Company’s operations, policies or practices. Prior to his appointment as Chief Financial Officer, Mr. Wiggins held various finance executive roles in corporate accounting in addition to serving in audit roles with international public accounting firms.
6.)	Mr. Foley was appointed as Chief Financial Officer in January 2021, replacing Ms. Takesha Brown, whose previously announced resignation was effective at the same time. Ms. Brown’s resignation was for personal reasons and not as the result of disagreements between Ms. Brown and the Company on any matter relating to the Company’s operations, policies or practices. Prior to his appointment as Chief Financial Officer, Mr. Foley served as Chief Financial Officer of Sahara from January 2020 until January 2021.
7.)	Mr. Marklew was appointed Chief Technology Officer in November 2020. Mr. Marklew previously served as Chief Operating Officer of Sahara and has served in various roles with Sahara since 2012.

BOXLIGHT CORPORATION	35

Outstanding Equity Awards

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2022:

Option Awards
		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised		Option
	Grant	Options (#)	Options (#)		Expiration
Name	Date	Exercisable	Unexercisable		Date
Michael Pope	January 2, 2018,	700,000	494,069	$0.70 - $5.01	January 2, 2023,
	January 2, 2019,				January 2, 2024,
	January 2, 2020,				January 2, 2025,
	April 15, 2020				April 15, 2025
	February 14, 2022				February 14, 2027
Henry Nance	January 2, 2018,	666,667	133,333	$0.70 - $7.00	January 2, 2023,
	January 2, 2019,				January 2, 2024,
	January 2, 2020,				January 2, 2025,
	April 15, 2020				April 15, 2025
Greg Wiggins	July 5, 2022	9,375	140,625	$0.65	July 4, 2027

	Stock Awards
				Equity Incentive Plan	Equity incentive plan
		Number of		Awards; number of ;	Awards; market or
		Shares or Units	Market Value of	Unearned Shares,	Payout value of
		Of Stock That	Shares or Units of	Units or other rights	Unearned shares, units
	Grant	Have Not	Stock that have	That have not vested	or other rights that
Name	Date	Vested (#)	Not Vested ($)	(#)	have not vested ($)
Michael Pope	February 14, 2022	-	-	118,182	36,636
Mark Starkey	September 25, 2020	50,000	15,500	-	-
	February 24, 2022	-	-	100,000	31,000
Henry Nance	February 24, 2022	-	-	81,250	25,188
Shaun Marklew	September 25, 2020	50,000	15,500	-	-
	February 24, 2022	-	-	100,000	31,000

36	2023 PROXY STATEMENT

Pay vs performance

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Compensation Actually Paid to Non-PEO NEOs ($)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return ($)	Net Loss ($000)
2022	1,188,750	453,032	448,358	186,518	90.20	(3,743)
2021	3,068,178	818,689	361,415	1,232,476	20.26	(13,802)

	2022		2021
	PEO	Non-PEO NEOs	PEO	Non-PEO NEOs
Summary Compensation Table Total	$ 1,188,750	$ 448,358	$ 3,068,178	$ 361,415
Deduction for Amounts Reported under the Stock Awards Column in the SCT	(180,000)	(87,000)	(2,468,191)	(83,000)
Deduction for Amounts Reported under the Option Awards Column in the SCT	(420,000)	(25,313)	-	-
Increase/deduction for change in Fair Value from prior year-end to current YE of awards granted prior to year that were outstanding and unvested as of YE.	(112,433)	(147,938)	(40,188)	(18,488)
Increase/deduction for change in Fair Value from prior year-end to vesting date of awards granted prior to year that vested during year.	(23,285)	(26,750)	258,890	15,313
Compensation Actually Paid	$ 453,032	$ 161,357	$ 818,689	$ 275,240

Analysis of the Information Presented in the Pay versus Performance Table

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Net Loss

Our company has not historically looked to net income (loss) as a performance measure for our executive compensation program. Our net loss was $3.7 million in 2022 and $13.8 million in 2021.

Description of Relationship Between CEO and non-CEO Compensation Actually Paid and Company Total Shareholder Return

We do not use cumulative TSR as a performance measure in our executive compensation program. However, there is general alignment of Compensation Actually Paid and our cumulative TSR as a significant portion of the compensation paid to our NEOs is comprised of equity awards, the value of which is dependent on our stock price.

BOXLIGHT CORPORATION	37

Employment Arrangements with Our Named Executive Officers

As of the year ended December 31, 2022, we had employment agreements in place with Messrs. Pope, Starkey, Wiggins, Nance and Marklew, the terms of which are set forth below. In addition, we had employment agreements in place with Mr. Foley and Ms. Brown, prior to their resignations in January 2021 and April 2022, respectively.

Michael Pope, 42. On March 20, 2020, the Company entered into an amended and restated employment agreement with Mr. Pope, replacing his November 30, 2017 employment agreement, pursuant to which Mr. Pope was appointed to the position of Chief Executive Officer, President and Chairman. Under the amended and restated employment agreement, Mr. Pope was to receive a base salary of $300,000 per year, up to $600,000 in an annual performance bonus in the event he achieves certain performance goals as set by the board of directors, and 186,484 shares of Class A common stock of the Company, which shares will vest in equal installments over 12 months. On each anniversary of Mr. Pope’s employment, he will receive an additional equity grant equal to 1% of the outstanding common stock of the Company, on a fully diluted basis, that will vest over 12 months.

On February 14, 2022, with an effective date of January 1, 2022, the Company entered into a new employment (the “New Employment agreement”) agreement with Mr. Pope, extending the term of his employment with the Company. Under the terms of the New Employment Agreement, Mr. Pope will receive base compensation of $400,000 per year, eligibility for an annual performance bonus of between $350,000 to $525,000 depending on the achievement of certain performance goals established by the board of directors, along with a grant of 163,637 Restricted Stock Units, valued at approximately $180,000, and $420,000 in the form of options to purchase Class A common stock, both of which are valued using the Black-Scholes Model with the Company’s customary inputs. Mr. Pope will also continue to be eligible to participate in customary fringe benefit plans and programs, as may be generally available to senior executives of the Company from time to time. The New Employment Agreement continues through December 31, 2024 (the “Initial Term”), which Initial Term may be renewed or extended by mutual agreement of the Company and Mr. Pope. The New Employment Agreement supersedes in its entirety the terms of the prior employment agreements between Mr. Pope and the Company dated November 30, 2017 and March 20, 2020.

Mr. Pope’s agreement contains confidentiality and non-competition and non-solicitation covenants that continue during and for two years following the expiration of his employment agreement; provided, that such restrictive covenants expire immediately if we breach his employment agreement or, in nine months, if we elect to terminate his employment prior to the expiration of the term of the agreement for reasons other than for cause (as defined in the employment agreement).

James Mark Elliott, 70. The Company entered into an amended and restated employment agreement with Mr. Elliott, dated January 13, 2020 pursuant to which Mr. Elliott shall receive a base salary of $120,000 per year and shall, upon evaluation of his performance by the Company’s CEO, be eligible for an annual cash bonus of $50,000. In addition to (and not in lieu of) the base salary, the Company shall grant to Mr. Elliott stock options (vesting in equal monthly installments over a one-year period commencing on January 13, 2020 (the “Grant Date”), entitling the Mr. Elliott to purchase shares of Class A common stock of the Company which shall represent Fifty Thousand (50,000) shares, pursuant to the Plan. The exercise price for each of the stock option grants will be the closing market price on the grant date. Upon termination, Mr. Elliott has one year from the termination date to exercise any vested options. Mr. Elliott resigned from his position in January 2020, at which time he stepped down to assume a part-time position with the Company while continuing his role as director.

38	2023 PROXY STATEMENT

Mr. Elliott’s employment agreement also contained confidentiality and non-competition and non-solicitation covenants that continue during and for two years following the expiration of his employment agreement; provided, that such restrictive covenants expire immediately if we breach his employment agreement or, in nine months, if we elect to terminate him employment prior to the expiration of the term of the agreement for reasons other than for cause (as defined in the employment agreement).

Mark Starkey, 50. Mr. Starkey is compensated pursuant to the terms of his employment agreement with Sahara, originally dated, as amended by a deed of variation, dated September 24, 2020 (the “Deed of Variation”), Mr. Starkey receives annual compensation of £200,000, a quarterly bonus of £12,500 if he meets 90% of a gross profit target and £25,000 if he achieves 100% of the gross profit target, as such gross profit target may be set by the Company’s board of directors or compensation committee, with a maximum annual bonus of up to £100,000. Mr. Starkey is entitled to 27 days of vacation, a company vehicle, and is required to provide the Company with 12 months’ advance notice prior to resignation.

Greg Wiggins, 43. The Company entered into an employment agreement with Mr. Wiggins, dated June 13, 2022 pursuant to which Mr. Wiggins shall receive a base salary of $250,000 per year and shall, upon evaluation of his performance and at the discretion of the Company’s chief executive officer, be awarded a cash bonus in the amount of $75,000 on an annual basis commencing on the year ending December 31, 2022. In addition to (and not in lieu of) the base salary, the Company shall grant Mr. Wiggins employee stock options to purchase up to 150,000 shares of common stock (vesting in equal monthly installments over a four-year period, commencing on July 5, 2022), pursuant to the Plan.

Mr. Wiggins’ agreement contains confidentiality and non-competition and non-solicitation covenants that continue during and for two years following the expiration of his employment agreement; provided that such restrictive covenants expire immediately if we breach his employment agreement or, in nine months, if we elect to terminate his employment prior to the expiration of the term of the agreement for reasons other than cause (as defined in the employment agreement).

Patrick Foley, 55. Mr. Foley was compensated pursuant to the terms of his employment agreement with Sahara Presentation Systems, originally dated April 7, 2020 (the “Foley Employment Agreement”), as amended by a deed of variation, dated September 24, 2020 (the “Foley Deed of Variation”), Mr. Foley receives annual compensation of £175,000, a quarterly bonus of £6,250 if he meets 90% of a gross profit target and £12,500 if he achieves 100% of the gross profit target, as such gross profit target may be set by the Company’s board of directors or compensation committee, with a maximum annual bonus of up to £50,000. Mr. Foley is entitled to 27 days of vacation, a yearly car allowance of £9,600, and is required to provide six months’ advance notice prior to resignation. Mr. Foley served as our Chief Financial Officer through July 5, 2022, after which time he has acted as a consultant for the Company.

Henry “Hank” Nance, 50. The Company entered into an employment agreement with Mr. Nance, dated as of November 30, 2017, pursuant to which Mr. Nance shall receive a base salary of $195,000 per year and shall, upon evaluation of his performance and at the discretion of the Company’s chief executive officer, be awarded a cash bonus in the amount of $25,000 on a quarterly basis commencing on the quarter ending December 31, 2017. In addition to (and not in lieu of) the base salary, the Company shall grant Mr. Nance employee stock options to purchase up to 200,000 shares of Class A common stock (vesting in equal monthly installments over a one-year period, commencing on January 31, 2018), pursuant to the Plan.

BOXLIGHT CORPORATION	39

Mr. Nance’s agreement contains confidentiality and non-competition and non-solicitation covenants that continue during and for two years following the expiration of his employment agreement; provided that such restrictive covenants expire immediately if we breach his employment agreement or, in nine months, if we elect to terminate his employment prior to the expiration of the term of the agreement for reasons other than cause (as defined in the employment agreement).

Takesha Brown, 48. The Company entered into an employment agreement with Ms. Brown, dated as of March 19, 2018, pursuant to which Ms. Brown shall receive a base salary of $165,000 per year and shall, upon evaluation of her performance and at the discretion of the Company’s chief executive officer, be awarded a cash bonus in the amount of $12,500 on a quarterly basis commencing on the quarter ending June 30, 2018. In addition to (and not in lieu of) the base salary, the Company shall grant Ms. Brown employee stock options to purchase up to 35,000 shares of Class A common stock (vesting in equal monthly installments over a one-year period, commencing on March 19, 2018) pursuant to the Plan. On February 26, 2020, the Company entered into an amended and restated employment agreement with Ms. Brown pursuant to which she received a base salary of $170,000.

Ms. Brown’s agreement contained standard confidentiality, non-competition and non-solicitation covenants that continue during and for two years following the expiration of her employment agreement; provided, that such restrictive covenants expire immediately if we breach her employment agreement or, in nine months, if we elect to terminate her employment prior to the expiration of the term of the agreement for reasons other than for cause (as defined in the employment agreement). Ms. Brown tendered her resignation effective January 14, 2021, at which time Mr. Foley assumed his appointment as the Company’s Chief Financial Officer. Ms. Brown’s resignation was for personal reasons and not as the result of disagreements between Ms. Brown and the Company on any matter relating to the Company’s operations, policies or practices.

Shaun Marklew, 48. Mr. Marklew, originally Chief Operating Officer of Sahara, is compensated pursuant to the terms of his employment agreement with Sahara. Under his employment agreement, dated January 1, 2019, as amended by a deed of variation, dated September 24, 2020.  Mr. Marklew receives annual compensation of £175,000, a quarterly bonus of £6,250 if he meets 90% of a gross profit target and £12,500 if he achieves 100% of the gross profit target, as such gross profit target may be set by the Company’s board of directors or compensation committee, with a maximum annual bonus of up to £50,000. Mr. Marklew is entitled to 27 days of vacation, a yearly car allowance of £9,600, and is required to provide the six months’ advance notice prior to resignation.

Equity Compensation Plan Information

2014 Stock Option Plan and 2021 Equity Compensation Plan

The Company has issued grants under two equity incentive plans, both of which have been approved by the Company’s shareholders: (i) the 2014 Equity Incentive Plan, as amended (the “2014 Plan”), pursuant to which  a total of 6,390,438 shares of the Company’s Class A common stock have been approved for issuance, and (ii) the 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to which a total of 5,000,000 shares of the Company’s Class A common stock have been approved for issuance. Upon approval of the 2021 Plan in June 2021, any shares remaining available for issuance under the 2014 Plan were cancelled, and all future grants were issued under the 2021 Plan. The 2021 Plan allows for issuance of shares of our Class A common stock, whether through restricted stock, restricted stock units, options, stock appreciation rights or otherwise, to the Company’s officers, directors, employees and consultants. As of December 31, 2022, a total of approximately 2.3 million shares remained available for issuance under the 2021 Plan.

40	2023 PROXY STATEMENT

The following table provides information as of December 31, 2022 about our equity compensation plans and arrangements.

Securities
	Number of		Remaining Available for
	Securities to be	Weighted Average	Future Under
	Issued upon Exercise	Exercise Price	Equity Compensation
	of Outstanding	of Outstanding	Plans (excluding
	Options, Awards,	Options, Warrants	securities reflected
	and Rights	and Rights	in column (a))
Plan Category	(a)(1)	(b)	(c)
Equity compensation plans approved by security holders	5,383,586		2,293,933
Equity compensation plans not approved by security holders	983,321		—
Total	6,366,907	$1.6	2,293,933
1.)	Includes 2,725,400 equity incentive grants issued to Sahara employees in conjunction with our acquisition of Sahara Presentation Systems.

BOXLIGHT CORPORATION	41

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 3, 2023, certain information with respect to the beneficial ownership of our Class A common stock, by each beneficial owner of more than 5% of the Company’s Class A common stock, each director and each named executive officer and all directors and executive officers of the Company as a group, except as qualified by the information set forth in the footnotes to this table. As of April 3, 2023, 74,977,702 shares of our Class A common stock were issued and outstanding.

Unless otherwise indicated, the address for each of the beneficial owners named below is c/o Boxlight Corporation, 2750 Premiere Parkway, Suite 900, Duluth, Georgia 30097.

	Shares beneficially owned
Name of Beneficial Owner	Shares	Percentage	**
Named Executive Officers
Michael Pope	1,834,797	2.45%
Mark Starkey	253,591	*
Henry Nance	1,159,760	1.55%
Greg Wiggins	48,091	*
Shaun Marklew	237,841	*
Directors
James Mark Elliott	635,530	*
Rudolph F. Crew	212,957	*
Dale Strang	296,843	*
Tiffany Kuo	337,453	*
Charles P. Amos	130,928	*
R. Wayne Jackson	130,298	*
All directors and executive officers as a group (11 Persons)	5,278,089	7.04%

* *	calculated based on 74,977,702 shares of Class A common stock outstanding as of April 3, 2023.
*	denotes less than 1%
1.)

Michael Pope is our Chief Executive Officer. His holdings include 975,623 shares of Class A common stock issuable upon exercise of stock options, and 48,243 RSUs that will vest and be converted into 48,243 shares of Class A common stock within 60 days.

2.)

Mark Starkey is our President. His holdings include 37,500 shares of Class A common stock issuable upon exercise of stock options, and 18,750 RSUs that will vest and be converted into 18,750 shares of Class A common stock within 60 days.

3.)

Henry Nance is our Chief Operating Officer. His holdings include 906,191 Class A common stock issuable upon exercise of stock options, and 12,500 RSUs that will vest and be converted into 12,500 shares of Class A common stock within 60 days.

4.)	Greg Wiggins is our Chief Financial Officer. His holdings consist of 48,091 Class A common stock issuable upon exercise of stock options.
5.)

Shaun Marklew is our Chief Technology Officer. His holdings include 15,625 of Class A common stock and 37,500 RSUs that will vest and be converted into 37,500 shares of Class A common stock within 60 days.

6.)	James Mark Elliott is a Director and our former Chief Executive Officer. His holdings include 345,834 shares of Class A common stock issuable upon exercise of stock options.
7.)	Rudolph F. Crew is a Director on our board of directors. His holdings include 105,417 shares of Class A common stock issuable upon exercise of stock options.
8.)	Dale Strang is a Director on our board of directors. His holdings include Includes 261,250 Class A common stock issuable upon exercise of stock options.
9.)	Tiffany Kuo is a Director on our board of directors. Her holdings include 210,416 Class A common stock issuable upon exercise of stock options.

42	2023 PROXY STATEMENT

Related Party Transactions

Management AgreementS

On November 1, 2022, the Company entered into a consulting agreement with Mark Elliott, former CEO of Boxlight and a current member of the board of directors. The agreement is for Mr. Elliott to provide sales, marketing, management and related consulting services to assist the Company in sourcing and entering into agreements with one or more customers to provide products and services for specified school districts. The Company will pay Mr. Elliott a fixed payment of $4,000 per month and commissions equal to 15% of gross profit derived by the Company based on total purchase order revenue. The agreement, unless renewed or extended will expire on December 31, 2023.

On January 31, 2018, the Company entered into a management agreement (the “Management Agreement”) with an entity owned and controlled by our CEO and Chairman, Michael Pope. The Management Agreement is separate and apart from Mr. Pope’s employment agreement. The Management Agreement is effective as of the first day of the same month that Mr. Pope’s employment with the Company terminates, and for a term of 13 months, Mr. Pope will provide consulting services to the Company including sourcing and analyzing strategic acquisitions, assisting with financing activities, and other services. As consideration for the services provided, the Company will pay a management fee equal to 0.375% of the consolidated net revenues of the Company, payable in monthly installments, not to exceed $250,000 in any calendar year. At his option, Mr. Pope may defer payment until the end of each year and receive payment in the form of shares of Class A common stock of the Company.

Related Party Transaction Policy

Our Audit Committee Charter provides that our Audit Committee will be responsible for reviewing and approving in advance any related party transaction. Transactions requiring such pre-approval will include, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

BOXLIGHT CORPORATION	43

Questions and Answers About the Meeting

Why am I receiving these materials?

You are receiving these materials because you were a shareholder of Boxlight Corporation (the “Company”) as of April 3, 2023 (the “Record Date”), which is the record date of our 2023 Annual Meeting of Shareholders, which will be held online on Tuesday, May 23, 2023 at www.virtualshareholdermeeting.com/BOXL2023.

What proposals will be voted on at the Annual Meeting and how does the Board of Directors recommend that i vote?

PROPOSAL 1: ELECTION OF DIRECTORS

The board of directors recommends that you vote FOR each director nominee. These individuals bring a range of relevant experiences and overall diversity of perspectives that is essential to good governance and leadership of our Company.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The board of directors recommends that you vote FOR the ratification of FORVIS, LLP. This firm is the successor to our prior audit firm, Dixon Hughes Goodman, LLP, following their merger with another firm on June 1, 2022. We believe the firm has sufficient knowledge and experience to provide our Company with a wide range of accounting services that are on par with the best offered in the industry.

PROPOSAL 3: EXECUTIVE COMPENSATION

The board of directors recommends that you vote FOR the approval of the Company’s executive compensation plan, on an advisory basis. We believe the numbers that we have prepared are fair and in the best interest of the Company’s executives and shareholders alike.

PROPOSAL 4: AUTHORIZATION TO CONDUCT REVERSE STOCK SPLIT

The board of directors recommends that you vote FOR the approval of the Company’s board of directors effecting a between one-for-two and one-for-ten Reverse Stock Split and, following such determination, the Company filing an amended Articles of Incorporation with the State of Nevada to effectuate the Reverse Stock Split.

PROPOSAL 5: TO APPROVE AN CERTAIN AMENDMENT OF THE COMPANY’S 2021 EQUITY INCENTIVE PLAN (the “Plan”) TO INCREASE THE NUMBER OF SHARES OF CLASS A COMMON STOCK AVAILABLE FOR ISSUANCE BY 7,500,000 SHARES

The board of directors recommends that you vote FOR the approval of the amend of the company’s 2021 equity incentive plan so as to increase the shares available for issuance by 7,500,000 shares. We anticipate the Shares will satisfy our equity incentive needs for the next two to three years. The Company views the availability of stock compensation as an increasingly important factor in attracting and retaining talent.

44	2023 PROXY STATEMENT

Who is entitled to vote at the Annual Meeting?

You can vote your shares of Class A common stock if our records show that you owned the shares on the Record Date. As of the close of business on the Record Date, a total of 74,977,702 shares of Class A common stock are entitled to vote at the Annual Meeting. Each share of Class A common stock is entitled to one vote on all matters presented at the Annual Meeting.

What do I need to do to attend the Annual Meeting virtually?

To attend the meeting online, you will need to log into our 2023 Annual Meeting approximately 10-15 minutes before the start of the meeting, which commences at 11 am ET on Tuesday, May 23, 2023, at www.virtualshareholdermeeting.com/BOXL2023. You may attend as a shareholder, which will entitle you to vote and ask questions, or you may attend as a guest.

What is the difference between holding shares as a sHAREholder of record and as a beneficial owner?

SHAREholders of Record (shares registered in your name):

You hold your shares directly and may vote your shares in accordance with the instructions on your proxy card.

Beneficial Owners (shares registered in the name of your broker, bank or other nominee):

If your shares of our Class A common stock are held by a broker, bank, or other nominee (in “street name”), you will receive instructions from them on how to vote your shares. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may vote your shares at its discretion on “routine” matters to be acted upon at the annual meeting. However, your shares will not be voted on any “non-routine” matters. An absence of voting instructions on any “non-routine” matters will result in a “broker non-vote.”

The only “routine” matter to be acted upon at the Annual Meeting is:

●	Proposal 2: Ratification of the appointment of FORVIS, LLP as the Company’s independent auditor for fiscal year ending December 31, 2023.

All other matters to be acted upon at the Annual Meeting are “non-routine” matters. As such, if you hold all or any portion of your shares in street name and you do not give your broker or bank specific instructions on how to vote your shares, your shares will not be voted on the following “non-routine” matter:

●	Proposal 1: Election of the seven directors named in this Proxy Statement.
●	Proposal 3: To approve (on an advisory basis) the Company’s executive compensation.
●	Proposal 4: To approve the Company’s board of directors effectuating a Reverse Stock Split.
●	To approve a certain amendment of the Company’s 2021 Equity Incentive Plan to increase the number of shares of Class A common stock available for issuance by 7,500,000 shares.

BOXLIGHT CORPORATION	45

How do I vote and what are the voting deadlines?

SHAREholders of Record (shares registered in your name):

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode available on your proxy card. Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 22, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VIA THE INTERNET

VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 22, 2023. Have your proxy card in hand when you call and then follow the instructions.

BY TELEPHONE

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
BY MAIL

Attend the virtual meeting by going to www.virtualshareholdermeeting.com/BOXL2023 and logging in using the information contained on your proxy card.
AT THE VIRTUAL MEETING

In order for your vote to count, you must vote by May 22, 2023 at 11:59 pm. After that, the only way to cast your vote will be by attending the virtual meeting on Tuesday, May 23, 2023 at 11 am ET.
DEADLINE

Can I change my vote or revoke my proxy?

SHAREholders of Record (shares registered in your name):

Yes. You can revoke your proxy vote at any time before it is exercised at the Annual Meeting in any of these three ways:

●	by submitting written notice revoking your proxy card to the Secretary of the Company;
●	by submitting another proxy via the Internet or by mail that is dated after your original proxy vote and, if by mail, it is properly signed; or
●	by attending the Annual Meeting online and voting at that time.

46	2023 PROXY STATEMENT

Beneficial Owners (shares registered in the name of your broker, bank or other nominee):

If your shares of Boxlight Class A common stock are held by a broker, bank, or other nominee (in “street name”), you will receive instructions from them on how to vote your shares. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may vote your shares at its discretion on “routine” matters to be acted upon at the annual meeting. However, your shares will not be voted on any “non-routine” matters. An absence of voting instructions on any “non-routine” matters will result in a “broker non-vote.”

The only “routine” matter to be acted upon at the Annual Meeting is:

●	Proposal 2: Ratification of the appointment of FORVIS, LLP as the Company’s independent auditor for fiscal year ending December 31, 2023.

All other matters to be acted upon at the Annual Meeting are “non-routine” matters. As such, if you hold all or any portion of your shares in street name and you do not give your broker or bank specific instructions on how to vote your shares, your shares will not be voted on the following “non-routine” matter:

●	Proposal 1: Election of the seven Directors named in this Proxy Statement.
●	Proposal 3: To approve (on an advisory basis) the Company’s executive compensation.
●	Proposal 4: To approve the Company’s board of directors effectuating a Reverse Stock Split.
●	Proposal 5: To approve an amendment to the Company’s 2021 Equity Incentive Plan to increase the number of shares of Class A common stock available for issuance by 7,500,000 shares.

What is the effect of giving a proxy?

Whichever method you use to transmit your voting instructions, your shares of Boxlight Class A common Stock will be voted as you direct. If you designate the proxy named on the proxy card to vote on your behalf, but do not specify how to vote your shares, they will be voted as follows:

●	Proposal 1: FOR ALL NOMINEES for the election of Directors;
●	Proposal 2: FOR the ratification of the appointment of FORVIS, LLP as the Company’s independent auditor for fiscal year ending December 31, 2023;
●	Proposal 3: FOR the approval (on an advisory basis) the Company’s executive compensation;
●	Proposal 4: For any other matters that may arise at the Annual Meeting, such matters will be voted in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the meeting; and
●	Proposal 5: To approve an amendment to the Company’s 2021 Equity Incentive Plan (the “Plan”) to increase the number of shares of Class A common stock available for issuance by 7,500,000 shares.

If you vote in advance using one of the methods described above, then you may still attend and vote at the meeting. Please see Revoking a Proxy below for additional details.

If you vote your proxy, your vote must be received by 11:59 p.m. U.S. Eastern Standard Time on May 22, 2023 in order for your vote to be counted.

BOXLIGHT CORPORATION	47

What are the effects of abstentions and broker non-votes?

Abstentions and broker-non-votes will be counted for purposes of determining the presence of quorum but will have no effect on the outcome of the votes for the matters set forth in the Proxy Statement.

An abstention represents the action by a shareholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a broker, as a shareholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.

What is a quorum?

Under our amended and restated bylaws, as adopted on June 24, 2021, a quorum at all meetings of our shareholders requires 45% of the holders of our shares of capital stock entitled to vote, represented in person or by proxy.

How many votes are needed for approval of each proposal?

Proposal 1, Proposal 2, Proposal 3, Proposal 4, and Proposal 5 require the approval or ratification of a simple majority of shareholders voting. Since proposal 3 is an advisory vote, there is technically no minimum vote requirement for that proposal.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

We do. In addition to sending you these materials and posting them on the internet, some of our employees may contact you by telephone, by mail, by fax, by email or in person. None of these employees will receive any extra compensation for doing this. We may reimburse brokerage firms and other custodians for their reasonable out-of-pocket costs in forwarding these proxy materials to shareholders.

What does it mean if I received more than one Notice?

This may be in error or otherwise reflect that you hold shares in different names.  In addition, we may send reminders to ensure that shareholders vote their shares.

48	2023 PROXY STATEMENT

Is my vote confidential?

Yes.

I share an address with another sHAREholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

You may contact us at Investor Relations, Boxlight Corporation, 2750 Premiere Parkway, Suite 900, Duluth, Georgia 30097 or by email at investor.relations@boxlight.com.

How can I find out the results of the voting at the Annual Meeting?

We will be filing with the Securities and Exchange Commission a Current Report on Form 8-K reporting the results of the Annual Meeting. This Current Report should be filed within two business days of the Annual Meeting.

What is the deadline to propose actions for consideration at next year’s annual meeting of SHAREholders or to nominate individuals to serve as Directors?

February 25, 2024

BOXLIGHT CORPORATION	49

Other Matters

Shareholders’ proposals for the 2024 annual meeting

A Shareholder of record may present a proposal for action at the 2024 Annual Meeting provided that we receive the proposal at our executive office no earlier than January 26, 2024 nor later than February 25, 2024. The proponent may submit a maximum of one (1) proposal of not more than five hundred (500) words for inclusion in our proxy materials for a meeting of security holders. At the 2024 Annual Meeting, management proxies will have discretionary authority, under Rule 14a-4 of the Exchange Act, to vote on Shareholder proposals that are not submitted for inclusion in our Proxy Statement unless received by us before February 25, 2024.

Fiscal Year 2022 Annual Report and SEC Filings

We file annual and quarterly reports, proxy statements and other information with the SEC. Shareholders may read and copy any reports, statements or other information that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our public filings are also available from commercial document retrieval services and at the internet web site maintained by the SEC at www.sec.gov.

Company Website

The Company’s Annual Report on Form 10-K is available on our website at www.boxlight.com.

50	2023 PROXY STATEMENT

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our Class A common stock, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. Based solely on our review of the copies of such forms furnished to us and written representations by our officers and directors regarding their compliance with applicable reporting requirements under Section 16(a) of the Exchange Act, we believe that all Section 16(a) filing requirements for our executive officers, directors and 10% shareholders were met during the year ended December 31, 2022, except for the following:

Name	Late Reports	Transactions Covered	Number of Shares
Michael Ross Pope	Form 4	CLASS A COMMON STOCK	49,297
		CLASS A COMMON STOCK	10,000
		CLASS A COMMON STOCK	10,000
	Form 4	CLASS A COMMON STOCK	1,512
		CLASS A COMMON STOCK	1,522
	Form 4	CLASS A COMMON STOCK	1,615
		CLASS A COMMON STOCK	1,543
		CLASS A COMMON STOCK	1,488
	Form 4	CLASS A COMMON STOCK	25,000
		CLASS A COMMON STOCK	32,000
	Form 4	CLASS A COMMON STOCK	1,368
		CLASS A COMMON STOCK	1,368
	Form 4	CLASS A COMMON STOCK	578,778
		STOCK OPTIONS	2,041,098

Roger Wayne Jackson	Form 4	CLASS A COMMON STOCK	58,140

Charles P. Amos	Form 4	CLASS A COMMON STOCK	58,140

Mark Starkey	Form 4	CLASS A COMMON STOCK	100,000
		CLASS A COMMON STOCK	12,500
		CLASS A COMMON STOCK	5,875
		RSUs	12,500
	Form 4	CLASS A COMMON STOCK	3,016
		CLASS A COMMON STOCK	12,500
		CLASS A COMMON STOCK	6,032
		CLASS A COMMON STOCK	3,016
		CLASS A COMMON STOCK	12,500
		CLASS A COMMON STOCK	6,032
		RSUs	12,500
		RSUs	12,500

Rudolph F. Crew	Form 4	CLASS A COMMON STOCK	58,140

Dale Strang	Form 4	CLASS A COMMON STOCK	58,140
	Form 4	CLASS A COMMON STOCK	30,000

Tiffany Kuo	Form 4	CLASS A COMMON STOCK	58,140

Henry “Hank” Nance	Form 4	CLASS A COMMON STOCK	100,000
	Form 4	CLASS A COMMON STOCK	100,000
	Form 4/A	CLASS A COMMON STOCK	1,937
	Form 4	CLASS A COMMON STOCK	2,076

James Mark Elliott	Form 4	CLASS A COMMON STOCK	58,140
	Form 4	CLASS A COMMON STOCK	10,000
		CLASS A COMMON STOCK	30,000
		CLASS A COMMON STOCK	20,000
		CLASS A COMMON STOCK	20,000
		CLASS A COMMON STOCK	20,000

Patrick Foley	Form 4	CLASS A COMMON STOCK	100,000
		CLASS A COMMON STOCK	5,875
	Form 4	CLASS A COMMON STOCK	3,016
		CLASS A COMMON STOCK	6,032

BOXLIGHT CORPORATION	51

Shaun Marklew	Form 4	CLASS A COMMON STOCK	100,000
		CLASS A COMMON STOCK	5,875
	Form 4	CLASS A COMMON STOCK	39,750
	Form 4	CLASS A COMMON STOCK	3,016
	Form 4	CLASS A COMMON STOCK	6,032
Greg Wiggins	Form 3	STOCK OPTIONS	150,000

52	2023 PROXY STATEMENT

Appendix A

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Boxlight Corporation

2. The articles have been amended as follows:

Section 2 of Article Fourth of the Eleventh Amended and Restated Articles of Incorporation is hereby amended by deleting Section 2 in its entirety and inserting in lieu thereof the following:

“Upon the effectiveness of this Certificate of Amendment (the “Effective Time”), each share of the Class A Common Stock issued and outstanding immediately prior to the Effective Time will be automatically reclassified as and converted into a fraction of a share of common Stock at a ratio between 1-for-2 and 1-for-10 with the exact ratio to be determined by the board of directors in its discretion and publicly announced by the Corporation at least five business days prior to the effectiveness of the Certificate of Amendment; provided, however, that no fractional shares shall be issued to stockholders as a result of the foregoing reclassification and that in lieu thereof, the Corporation shall, after aggregating all fractions of a share to which a holder would otherwise be entitled, round any resulting fractional shares up to the nearest whole share. Any stock certificate that, immediately prior to the Effective Time, represented shares of common stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of common stock into which shares of common stock have been reclassified and converted, but giving effect to the rounding of fractional shares provided for in the immediately preceding sentence.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Shares representing ___% of the outstanding voting power (or ___% of the shares voted) were voted in favor of the amendment.

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

Boxlight Corporation

By: _______________

BOXLIGHT CORPORATION	53

Appendix B

Amendment to 2021 Equity Incentive Plan

Pursuant to Section 18 of the Boxlight Corporation 2021 Equity Incentive Plan (the “Plan”), the Board of Directors (the “Board”) of Boxlight Corporation (the “Company”) hereby amends the Plan (the “Amendment”), subject to the approval of the Company’s shareholders. This Amendment is effective as of the date of shareholder approval.

1.	Section 3(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a) Subject to the provisions of Section 14 hereof, the maximum aggregate number of Shares that may be awarded and sold under the Plan is TWELVE MILLION FIVE HUNDRED THOUSAND (12,500,000) Shares. The Shares may be authorized, but unissued, or reacquired Class A common stock.”

2.

This Amendment was adopted by the Board on April 5, 2023 and is subject to approval by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present or by an action by written consent within twelve (12) months of the date the Amendment was adopted by the Board.

3.	To record the adoption of this Amendment, the Company has caused an authorized officer to affix the Company name hereto.

BOXLIGHT, CORPORATION

By:
Chairman of the Board and Chief Executive Officer

54	2023 PROXY STATEMENT

   SCAN TO VIEW MATERIALS & VOTE BOXLIGHT CORPORATION 2745 PREMIERE PARKWAY DULUTH, GA 30097 VOTE BY INTERNET Before The Meeting ‐ Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 22, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting ‐ Go to www.virtualshareholdermeeting.com/BOXL2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE ‐ 1‐800‐690‐6903 Use any touch‐tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 22, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage‐paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V11692‐P93289 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BOXLIGHT CORPORATION For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR the following: All All Except nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Elect seven (7) directors named in the attached proxy statement to serve until the 2024 annual meeting of shareholders. Nominees:    01) Michael Pope 02) Tiffany Kuo 03) Rudolph F. Crew 04) James Mark Elliott 05) Dale Strang 06) Charles P. Amos 07) R. Wayne Jackson The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To ratify appointment of FORVIS LLP as the Company's independent accountants for the fiscal year ending December 31, 2023.    3. To approve (on an advisory basis) the Company's executive compensation.    4. To grant the board of directors authority to amend the Company's articles of incorporation to effect a reverse stock split in the range of two (2) and not more than ten (10) shares, into one share of Class A Common Stock at any time prior to July 2, 2023.    5. To approve an amendment of the Company's 2021 Equity Incentive Plan (the "Plan") to increase the number of shares of Class A Common Stock available for issuance under the Plan by 7,500,000 shares. 6. To transact any other business as may properly be presented at the annual meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

The Annual Meeting of the Stockholders of Boxlight Corporation, a Nevada Corporation ("Company"), will be held virtually on May 23, 2023 at 11:00 a.m. (ET), at www.virtualshareholdermeeting.com/BOXL2023 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10‐K are available at www.proxyvote.com. V11693‐P93289 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS OF BOXLIGHT CORPORATION MAY 23, 2023 AT 11:00 AM ET The stockholders hereby appoint Michael Pope and Greg Wiggins, with full power of substitution, who is authorized to vote as specified on the reverse side or, with respect to any matter not set forth on the reverse side, as a majority of those or their substitutes present and acting at the meeting shall determine, all of the shares of Class A Common Stock of Boxlight Corporation that the undersigned would be entitled to vote, if personally present, at the 2023 Annual Meeting of Stockholders and any adjournment thereof. Unless otherwise specified, this proxy will be voted FOR Proposals 1, 2, 3, 4 and 5. The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4 and 5. Continued and to be signed on reverse side